Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-229206 on Form S-1 of our report dated February 13, 2019, relating to the financial statements of Cirius Therapeutics, Inc., appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

February 13, 2019